                                                                    EXHIBIT l(7)

[AIM LETTERHEAD]





August 28, 2002


Board of Trustees
AIM Equity Funds
11 Greenway Plaza, Suite 100
Houston, Texas 77046-1173

Re:      Initial Investment in New Portfolios of
         AIM Equity Funds (the "Fund")

Ladies and Gentlemen:


         We are purchasing shares of the Fund for the purpose of providing initial investment for two new investment portfolios of the Fund. The purpose of this letter is to set out our understanding of the conditions of and our promises and representations concerning this investment.

         We hereby agree to purchase shares equal to the following dollar amount for the portfolios:


                   FUND                                          AMOUNT                      DATE
                   ----                                          ------                      ----
AIM U.S. Growth Fund - Class A Shares                             $10.00               August 28, 2002
AIM U.S. Growth Fund - Class B Shares                             $10.00               August 28, 2002
AIM U.S. Growth Fund - Class C Shares                             $10.00               August 28, 2002

AIM U.S. Growth Fund - Class A Shares                           $400,000               August 29, 2002
AIM U.S. Growth Fund - Class B Shares                           $300,000               August 29, 2002
AIM U.S. Growth Fund - Class C Shares                           $300,000               August 29, 2002

AIM Basic Value II Fund - Class A Shares                          $10.00               August 28, 2002
AIM Basic Value II Fund - Class B Shares                          $10.00               August 28, 2002
AIM Basic Value II Fund - Class C Shares                          $10.00               August 28, 2002

AIM Basic Value II Fund - Class A Shares                        $400,000               August 29, 2002
AIM Basic Value II Fund - Class B Shares                        $300,000               August 29, 2002
AIM Basic Value II Fund - Class C Shares                        $300,000               August 29, 2002


We understand that the initial net asset value per share for the portfolios named above will be $10.

         We hereby represent that we are purchasing these shares solely for our own account and solely for investment purposes without any intent of distributing or reselling said shares. We further represent that disposition of said shares will only be by direct redemption to or repurchase by the Fund.

[AIM LOGO]


         We further agree to provide the Fund with at least three days' advance written notice of any intended redemption and agree that we will work with the Fund with respect to the amount of such redemption so as not to place a burden on the Fund and to facilitate normal portfolio management of the Fund.

Sincerely yours,

AIM ADVISORS, INC.

/s/ ROBERT H. GRAHAM
----------------------------
Robert H. Graham
President

cc:      Mark Gregson
         David Hessel
         Gary Trappe